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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 2-97095 of Merrill Lynch Natural Resources Trust (the "Trust") on Form N-1A of our report dated September 19, 2003 appearing in the July 31, 2003 Annual Report of the Trust, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.


Princeton, New Jersey
November 20, 2003